                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) October 26, 2001



                             WESTERN RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             KANSAS                      1-3523               48-0290150
(State or Other Jurisdiction of       (Commission             (Employer
Incorporation or Organization)        File Number)        Identification No.)


   818 KANSAS AVENUE, TOPEKA, KANSAS                              66612
(Address of Principal Executive Offices)                       (Zip Code)



                                 (785)-575-6300
               (Registrant's Telephone Number Including Area Code)

                              WESTERN RESOURCES, INC.

Item 5. Other Events

         We have adopted two amendments to our Direct Stock Purchase Plan. Notice of these amendments was previously mailed to plan participants.

         One amendment changes the method for calculating the purchase price when shares are purchased from us under the plan. The price to be paid with funds invested and received by us on or after October 30, 2001 will be the average of the daily high and low sales prices of our common stock as reported on the consolidated reporting system of the New York Stock Exchange for the twenty trading days immediately preceeding the applicable investment date, less the applicable discount. Previously, the purchase price was the average of the high and low sales prices on the applicable investment date, less the applicable discount. The discount currently is 3 percent, but may vary from 0 to 10 percent.

         In addition, we implemented an administrative fee of $5.00 per transaction for sales of our common stock made through the plan beginning with sale requests received on or after November 1, 2001. The fee will be waived for sales by our employees and total account liquidations of ten shares or less.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            Western Resources, Inc.


Date October 26, 2001                       By  /s/ Paul R. Geist
    -----------------                         ---------------------------------
                                            Paul R. Geist, Senior Vice
                                            President and Chief Financial
                                            Officer